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                                                                EXHIBIT 28(j)(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 125 to File No. 033-70742; Amendment No. 127 to File No. 811-08090) of Lincoln Variable Insurance Products Trust of our reports dated February 17, 2012, with respect to the LVIP Baron Growth Opportunities Fund, LVIP Capital Growth Fund, LVIP Cohen & Steers Global Real Estate Fund, LVIP Columbia Value Opportunities Fund, LVIP Delaware Growth and Income Fund, LVIP Delaware Social Awareness Fund, LVIP Delaware Special Opportunities Fund, LVIP Janus Capital Appreciation Fund, LVIP MFS International Growth Fund, LVIP MFS Value Fund, LVIP Mid-Cap Value Fund, LVIP Mondrian International Value Fund, LVIP SSgA Developed International 150 Fund, LVIP SSgA Emerging Markets 100 Fund, LVIP SSgA International Index Fund, LVIP SSgA Large Cap 100 Fund, LVIP SSgA S&P 500 Index Fund, LVIP SSgA Small-Cap Index Fund, LVIP SSgA Small-Mid Cap 200 Fund, LVIP T. Rowe Price Growth Stock Fund, LVIP T. Rowe Price Structured Mid-Cap Growth Fund, LVIP Templeton Growth Fund, LVIP Turner Mid-Cap Growth Fund, and LVIP Wells Fargo Intrinsic Value Fund, included in the 2011 Annual Reports to shareholders.

                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 3, 2012